Exhibit 77Q1(a) to ACSAA 05.31.2010 NSAR

1.  Amended and Restated Bylaws of American Century Strategic
Asset Allocations, Inc., dated December 11, 2009 (filed
electronically as Exhibit (b) to Post-Effective Amendment
No. 27 to the Registrant’s Registration Statement on
February 22, 2010, File No. 33-79482 and incorporated
herein by reference).